PROMISSORY NOTE

$7,000,000                                                    February 7, 2000
                                                           (Date of Execution)


     FOR VALUE RECEIVED, ELECSYS CORPORATION, a Kansas corporation, AIRPORT SYSTEMS INTERNATIONAL, INC., a Kansas corporation, and DCI, INC., a Kansas corporation (collectively, the "Borrowers"), jointly and severally promise to pay to the order of BANK OF AMERICA, N.A. (the "Bank") at its office located at 10000 College Boulevard, Overland Park, Kansas 66210, or at such other place as the holder hereof may from time to time designate, the principal sum of UNITED STATES SEVEN MILLION DOLLARS (U.S.$7,000,000), or so much thereof as shall have been advanced by the Bank to the Borrowers under the Loan pursuant to the terms of the Letter of Credit, Loan and Security Agreement dated as of February 7, 2000, by and between the Bank and the Borrowers (the "Loan Agreement"), with interest thereon as provided below. Interest and principal shall be payable in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, as follows:

     (a) interest on the unpaid principal balance at an annual rate, which is equal to the fluctuating prime rate of interest established and declared by the Bank from time to time (the "Prime Rate") plus one-half of one percent per annum (0.5%), shall be due and payable on the first calendar day of each and every month after the date hereof until the principal sum is paid in full; and

     (b) the entire balance of principal and accrued and unpaid interest shall be due and payable, on August 7, 2001.

     The Prime Rate does not necessarily represent the lowest rate of interest charged by the Bank to borrowers. The rate of interest charged under this Note shall change on the first day of the calendar month following the month in which any change in the Prime Rate is announced. Interest shall be charged based on a 360-day year factor applied to actual days elapsed.

     If any amount payable hereunder is not paid when due or payment is made in funds which are not immediately available or any other Event of Default (as defined in the Loan Agreement) has occurred and remains in existence, interest on the entire principal amount hereof and any accrued and unpaid interest shall be paid at the rate which is at all times equal to three percent (3%) per annum in excess of the rate otherwise payable hereunder from the date due until such amount shall be paid in full or until funds are immediately available or other Event of Default has been cured, as the case may be.

     Amounts which are advanced to the Borrowers under the Loan Agreement and then repaid by the Borrowers shall thereafter be available to be readvanced to the Borrowers in accordance with the terms of the Loan Agreement. The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Loan Agreement will not affect the continuing validity of this Note or the Loan Agreement, and the balance may be increased to the stated principal amount after any such reduction to zero.

     The Borrowers may, at their option, prepay the principal balance hereof, in whole or in part, at any time, without premium or penalty; provided that any such prepayment is accompanied by a payment of all accrued and unpaid interest on the amount so prepaid. As provided in the Loan Agreement, the principal balance hereof must be immediately prepaid by the Borrowers, without premium or penalty, from all Proceeds of the Export Receivables and Export Inventory (as such terms are defined in the Loan Agreement) which are received by the Borrowers or the Bank.

     All payments received hereunder shall be applied first, to any unpaid costs, fees and expenses due under the Loan Agreement and the other Financing Documents defined therein, second, to the payment of accrued and unpaid interest, and finally, to the payment of outstanding principal, unless otherwise agreed to by the Bank.

     This Promissory Note is the Note referred to in the Loan Agreement and is secured by and subject to the provisions contained in the Loan Agreement.

     This Note is to be governed by, construed under and enforced in all respects according to the laws of the State of Missouri. The Borrowers hereby consent to the non-exclusive jurisdiction of the state and federal courts of the State of Missouri in any action to enforce the provisions of this Note.

     The rights and remedies of the holder of this Note, as provided herein, shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of the holder, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

     In the event that any one or more of the provisions (or any part of any provision) of this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provisions (or remaining part of the affected provision) of this Note and the remaining provisions (or remaining part of the affected provision) of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

     The Borrowers and any guarantors and endorsers hereof severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrowers and any guarantors and endorsers.

     WITNESS the signature and seal of the Borrowers by their duly authorized officers as of the day and year first above written.

WITNESS (OR ATTEST):                     ELCSYS CORPORATION, as a borrower



                                         By:                           (SEAL)
                                            ---------------------------
                                             Name:
                                                   --------------------
                                             Title:
                                                   --------------------



                                         AIRPORT SYSTEMS INTERNATIONAL, INC.


                                         By:                           (SEAL)
                                            ---------------------------
                                             Name:
                                                  ---------------------
                                             Title:
                                                   --------------------


                                         DCI, Inc.


                                         By:                           (SEAL)
                                            ---------------------------
                                             Name:
                                                  ---------------------
                                             Title:
                                                   --------------------